Exhibit 10.4
Form of Wright Express Corporation Long Term Incentive Program 2010 Growth Grant Performance-Based Restricted Stock Unit Award Agreement
Wright Express Corporation
Memorandum

TO:	[Name of Grantee]

FROM:	Michael E. Dubyak, Chairman & CEO

SUBJECT:	2010 Growth Grant – Performance-Based Restricted Stock Unit Agreement

DATE:	March 2, 2010
You have been granted, based on the attainment of performance goals in 2012, an award of Performance-Based Restricted Stock Units (“PSUs”) under the terms of the Wright Express Corporation 2005 Equity and Incentive Plan (the “Plan”) and the 2010 Growth Grant Long Term Incentive Program (“LTIP”), which is established pursuant to the Plan (the PSUs are collectively referred to as the “Award”). Attached to this Memorandum is an Agreement which, along with the Plan document and LTIP, governs your Award. You will be receiving separately a copy of the Prospectus for the Plan. The Prospectus contains important information regarding the Plan, including information regarding restrictions on your rights with respect to the PSUs granted to you. You should read the Prospectus carefully.
An Award of PSUs does not give you rights as a shareholder of the Company and you may not transfer or assign any rights in your PSUs. Please note that as your Award vests, the Company will withhold from the number of shares that would otherwise be delivered to you a number of shares of company stock having a value equal to your tax withholding obligations (similar to payroll withholding requirements).
Finally, by accepting this Award you are agreeing to abide by the terms of the Plan, LTIP, and the attached Agreement. To accept this Award, you must agree to the terms set forth in this Agreement by signing and dating the Memorandum and returning it to Tabitha Hilton in the Human Resources Office in South Portland, Maine by April 15, 2010.

Date of Grant:	March 3, 2010
Number of PSUs*:	[Number of PSUs]
Vesting Period:	- Interim Milestone – August 15, 2011
- 2012 Performance – March 3, 2013

*	The above number of PSUs granted is subject to change based on the attached performance metrics set forth in the 2010 Growth Grant Long Term Incentive Program document, attached as Exhibit B and the terms of

Form of Wright Express Corporation Long Term Incentive Program 2010 Growth Grant Performance-Based Restricted Stock Unit Award Agreement

the Award Agreement. Persons who are Section 16 officers of the Company on the date of grant are not eligible for the Interim Milestone Vesting on August 15, 2011.
USE THE SPACE BELOW TO ACCEPT THIS 2010 GROWTH GRANT:
I have read and agree to the terms set forth in the 2010 Growth Grant Agreement. I accept the Award of PSUs described in this Memorandum:

Signature of Grantee	Date

Form of Wright Express Corporation Long Term Incentive Program 2010 Growth Grant Performance-Based Restricted Stock Unit Award Agreement
WRIGHT EXPRESS CORPORATION
LONG TERM INCENTIVE PROGRAM
2010 GROWTH GRANT
PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD AGREEMENT
     THIS AWARD AGREEMENT (“Agreement”), dated as of March 3, 2010, is entered into by and between WRIGHT EXPRESS CORPORATION, a Delaware corporation (the “Company”), and the Grantee named on the attached Memorandum, dated March 3, 2010 (the “Memorandum”) pursuant to the terms and conditions of the Wright Express Corporation 2005 Equity and Incentive Plan (the “Plan”) and the Wright Express Corporation 2010 Growth Grant Long Term Incentive Program (the “LTIP”) established thereunder.
     WHEREAS, the Company has the authority under and pursuant to the Plan to grant awards to eligible employees of the Company and its subsidiaries; and
     WHEREAS, the Company desires to grant the Award to the Grantee subject to the terms and conditions of the Plan, LTIP, and this Agreement.
     In consideration of the provisions contained in this Agreement, the Company and the Grantee agree as follows:
     1. The Plan. The Award granted to the Grantee hereunder is made pursuant to the Plan and LTIP. A copy of the prospectus for the Plan has been provided to the Grantee and the applicable terms of such Plan and LTIP are hereby incorporated herein by reference. Terms used in this Agreement which are not defined in this Agreement shall have the meanings used or defined in the Plan.
     2. Award. Concurrently with the execution of this Agreement, and subject to the terms and conditions set forth in the Plan, LTIP, and this Agreement, the Company hereby grants the number of Performance-Based Restricted Stock Units indicated in the Memorandum to the Grantee. Each Performance-Based Restricted Stock Unit entitles the Grantee to one share of Company Stock, subject to the attainment of performance goals and continued employment, upon vesting.
     3. Vesting of Units.
     (a) Upon the vesting of the Award, as described in this Section, the Company shall deliver for each Performance-Based Restricted Stock Unit that becomes vested, one (1) share of Company Stock; provided, however, that the Company shall withhold from the Grantee at the time of delivery of the Company Stock the amount that the Company determines necessary to pay applicable withholding taxes as and to the extent provided in Paragraph 8 below. The Company Stock shall be delivered as soon as practicable following each vesting date or event set forth below, but in any case within 30 days after such date or event.

Form of Wright Express Corporation Long Term Incentive Program 2010 Growth Grant Performance-Based Restricted Stock Unit Award Agreement
     (b) Subject to Paragraphs 3(c), (d), (e) and (f) and 4, if the Grantee was not a Section 16 officer of the Company on the date of grant of the Award, then 30% of the Performance-Based Restricted Stock Units shall become vested and payable to the Grantee on August 15, 2011 provided that the Interim Milestone Metric has been satisfied, and the Grantee remains employed by the Company on such date. If the Interim Milestone Metric is not satisfied, no Performance-Based Restricted Stock Units will vest on August 15, 2011, however such Performance-Based Restricted Stock Units shall be eligible to vest on March 3, 2013 as set forth below.
     (c) Subject to Paragraphs 3(b), (d), (e) and (f) and 4, the Performance-Based Restricted Stock Units under the 2010 Growth Long Term Incentive Program shall vest on March 3, 2013 based on achievement of the 2012 Performance Goals as set forth in the 2010 Growth Grant Long Term Incentive Program document attached as Exhibit B, so long as the Grantee remains employed with the Company through such vesting date.
     (d) Notwithstanding Paragraphs 3(b), and (c), upon the Grantee’s death, if the final number of Performance-Based Restricted Stock Units that are eligible for vesting is not determined, the Award shall become immediately and fully vested as to the Target number of Performance-Based Restricted Stock Units set forth in the Memorandum, subject to any terms and conditions set forth in the Plan or imposed by the Compensation Committee of the Board of Directors (the “Committee”). If, upon the Grantee’s death, the final number of Performance-Based Restricted Stock Units that are eligible for vesting has been determined, the Award shall become immediately and fully vested at the determined level of vesting for the Performance-Based Restricted Stock Units set forth in the Memorandum, subject to any terms and conditions set forth in the Plan or imposed by the Committee.
     (e) Notwithstanding Paragraphs 3(b) and (c), upon a “Change in Control” of the Company, if the surviving entity does not agree to assume the obligations set forth in the Agreement, then the Award shall become immediately and fully vested, subject to any terms and conditions set forth in the Plan or imposed by the Committee. “Change in Control” shall have the meaning set forth in the Plan. In the event the Award becomes immediately and fully vested upon a Change in Control that occurs prior to or during the calendar year 2012 performance period, the Grantee shall vest in the Target number of Performance-Based Restricted Stock Units set forth in the Memorandum, and the Target performance goal shall be deemed fully achieved. In the event the Award becomes immediately and fully vested upon a Change in Control that occurs after such period, the Grantee shall vest in the number of Performance-Based Restricted Stock Units set forth in the Memorandum, based on the level of performance goal achievement. With respect to any Grantee subject to Section 162(m) of the Internal Revenue Code of 1986, as amended, in no event shall acceleration of vesting result in an increase in the amount of the Award based on the time value of money.
     (f) Notwithstanding anything to the contrary in this Agreement, to the extent that the Grantee becomes entitled to receive any shares of Company Stock pursuant to the vesting of the 2010 Special Grant Long Term Incentive Program Award Agreement dated October 15, 2007

Form of Wright Express Corporation Long Term Incentive Program 2010 Growth Grant Performance-Based Restricted Stock Unit Award Agreement
(such shares, the “Special Grant Shares”), then the number of Performance-Based Restricted Stock Units that could vest pursuant to this Award shall be reduced by [50% / 60%] of the number of the Special Grant Shares and the remaining number of Performance-Based Restricted Stock Units subject to this Award shall vest in accordance with Paragraphs 3(b), (c), (d) and (e) above.
     4. Termination of Employment. Notwithstanding any other provision of the Plan to the contrary, upon the termination of the Grantee’s employment with the Company and its subsidiaries for any reason whatsoever (other than death), the Award, to the extent not yet vested, shall immediately and automatically terminate; provided, however, that the Committee may, in its sole and absolute discretion agree to accelerate the vesting of the Award, upon termination of employment or otherwise, for any reason or no reason, but shall have no obligation to do so.
     For purposes of the Plan and the Award, a termination of employment shall be deemed to have occurred on the date upon which the Grantee ceases to perform active employment duties for the Company following the provision of any notification of termination or resignation from employment, and without regard to any period of notice of termination of employment (whether expressed or implied) or any period of severance or salary continuation. Notwithstanding any other provision of the Plan, the Award, this Agreement or any other agreement (written or oral) to the contrary, the Grantee shall not be entitled (and by accepting an Award, thereby irrevocably waives any such entitlement) to any payment or other benefit to compensate the Grantee for the loss of any rights under the Plan as a result of the termination or expiration of an Award in connection with any termination of employment. No amounts earned pursuant to the Plan or any Award shall be deemed to be eligible compensation in respect of any other plan of the Company or any of its subsidiaries.
     5. No Assignment. Except as expressly permitted under the Plan, this Agreement may not be assigned by the Grantee by operation of law or otherwise.
     6. No Rights to Continued Employment. Neither this Agreement nor the Award shall be construed as giving the Grantee any right to continue in the employ of the Company or any of its subsidiaries, or shall interfere in any way with the right of the Company to terminate such employment.
     7. Governing Law. This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the internal laws of the State of Delaware, without effect to the conflicts of laws principles thereof.
     8. Tax Obligations. As a condition to the granting of the Award and the vesting thereof, the Grantee acknowledges and agrees that he/she is responsible for the payment of income and employment taxes (and any other taxes required to be withheld) payable in connection with the vesting of an Award. Accordingly, the Grantee agrees to remit to the Company or any applicable subsidiary an amount sufficient to pay such taxes. Such payment shall be made to the Company or the applicable subsidiary of the Company in a form that is

Form of Wright Express Corporation Long Term Incentive Program 2010 Growth Grant Performance-Based Restricted Stock Unit Award Agreement
reasonably acceptable to the Company, as the Company may determine in its sole discretion. Notwithstanding the foregoing, the Company may retain and withhold from delivery at the time of vesting that number of shares of Company Stock having a fair market value equal to the taxes owed by the Grantee, which retained shares shall fund the payment of such taxes by the Company on behalf of the Grantee.
     9. Notices. Any notice required or permitted under this Agreement shall be deemed given when delivered personally, or when deposited in a United States Post Office, postage prepaid, addressed, as appropriate, to the Grantee at the last address specified in the Grantee’s employment records (or such other address as the Grantee may designate in writing to the Company), or to the Company, 97 Darling Avenue, South Portland, ME 04106, Attention: General Counsel, or such other address as the Company may designate in writing to the Grantee.
     10. Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.
     11. Amendments. This Agreement may be amended or modified at any time by an instrument in writing signed by the parties hereto.
     12. Authority. The Committee has complete authority and discretion to determine Awards, and to interpret and construe the terms of the Plan and this Agreement. The determination of the Committee as to any matter relating to the interpretation or construction of the Plan or this Agreement shall be final, binding and conclusive on all parties.
     13. Rights as a Stockholder. The Grantee shall have no rights as a stockholder of the Company with respect to any shares of common stock of the Company underlying or relating to any Award until the issuance of a stock certificate to the Grantee in respect of such Award.
     IN WITNESS WHEREOF, this Agreement is effective as of the date first above written.

WRIGHT EXPRESS CORPORATION

By: Michael E. Dubyak Its: Chairman and Chief Executive Officer